Exhibit 10.16

CONFIDENTIALITY. NON-INTERFERENCE AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”). dated as of March 15, 2019 (the “Effective Date”), among Mirion Technologies. Inc., a Delaware corporation (the “Company”) and Brian Schopfer (“Executive”).

WHEREAS, for the purpose of this Agreement, the Company and any direct and indirect subsidiaries of the Company will be collectively referred to as the “Companies.”

WHEREAS, the Companies are currently engaged in the business of. among other things, radiation measurement and detection, including (but not limited to) designing, manufacturing, distributing, and selling products that detect, monitor and identify radiation, as well as other products which protect people and goods from nuclear and radiological risks.

WHEREAS, Executive has been offered employment with the Company, and has entered into an employment agreement dated of even date herewith with the Company (the “Employment Agreement”). In such role, Executive will receive specific confidential information and training relating to the businesses of the Companies, which confidential information and training is necessary to enable Executive to perform Executive’s duties and to receive future compensation. Executive will play a significant role in the development and management of the businesses of the Companies and will be entrusted with the Companies’ confidential information relating to the Companies, the Companies’ customers, manufacturers, distributors and others.

WHEREAS, Executive acknowledges that during the course of Executive’s employment with the Company, Executive will be involved in the current and future businesses of the Companies, as set forth above.

WHEREAS, it is a condition to the commencement of Executive’s employment by the Company that Executive execute and deliver this Agreement.

NOW, THEREFORE, it is mutually agreed as follows:

1.    Confidentiality.

(a)    Executive shall not. during the term of Executive’s employment with the Company or at any time thereafter. directly or indirectly, divulge, use. furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Companies, any Unauthorized disclosure of Confidential Information.

As used herein, the term:

“Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by either of the Companies, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information. (xiv) source codes, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business relationships, methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to. identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Companies in conducting its business operations, (xxi) skills, responsibilities, compensation and personnel files of employees, directors and independent contractors of either of the Companies, (xxii) competitive analyses, (xxiii) contracts with other parties, (xxiv) product formulations, and (xxv) other confidential or proprietary information that has not been made available to the general public by the senior management of either of the Companies. Confidential Information shall not include information that (I) is or becomes generally available to the public through no act or omission on the part of Executive, (II) is hereafter received on a non-confidential basis by Executive from a third party who has the lawful right to disclose such information, or (III) Executive is required to disclose pursuant to court order or law.

“Unauthorized” shall mean: (i) in contravention of the policies or procedures of either of the Companies: (ii) otherwise inconsistent with any measures taken by either of the Companies to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the Board of Directors, or an officer or employee of either of the Companies empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of either of the Companies.

(b)    Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon request or upon termination, for any reason, of Executive’s employment with the Companies. Executive agrees to deliver to the Companies all property and materials within Executive’s possession or control which belong to either of the Companies or which contain Confidential Information.

Nothing in this Agreement shall be construed as a waiver by any of the Companies of any rights that they might have under any applicable state and federal statutes, laws, or common law doctrines that afford protection to trade secrets and other business information/materials (“Trade Secret Laws”). It is understood and agreed that Executive may never use or divulge any information/materials that constitute a “trade secret” of any of the Companies (except in furtherance of Executive’s duties as an employee of the Company) under the applicable Trade Secret Laws.

2.    Non-Interference with Employees. During the term of Executive’s employment with the Company and for a term of one (1) year commencing on the effective date of termination of Executive’s employment with the Company (the “Non-Interference Period”), Executive shall not interfere with the business of the Companies by soliciting, diverting, enticing away, or in any other manner persuading, or attempting to do any of the foregoing, any person who is an officer, employee or consultant of any of the Companies to accept employment with a third party.

3.    Non-Solicitation of Customers.

(a)    Executive shall not use the Company’s Confidential Information to directly or indirectly solicit, divert, entice away, or in any other manner persuade, or attempt to do any of the foregoing, on (i) any actual or prospective customer of any of the Companies to become a customer of any third party engaged in a Restricted Business or (ii) any customer or supplier to cease doing business with any of the Companies. A “prospective customer’ for purposes of this paragraph is a potential customer of any of the Companies that has, with Executive’s actual knowledge, made substantive contact with any of the Companies during Executive’s employment.

(b)    Because it is impossible to know which business or operations Executive will participate in during Executive’s employment by the Company. Executive agrees that a reasonable definition of “Restricted Business” shall mean any businesses or operations engaged in, or (with the actual knowledge of Executive) proposed to be engaged in, by the Companies during Executive’s employment with the Company. Executive also acknowledges that the Restricted Business is international in scope. Accordingly, Executive agrees that the “Restricted Area” shall be North America. Europe and Asia.

4.    Intellectual Property. Executive agrees that during the term of Executive’s employment with the Company, any and all inventions, discoveries, innovations, writings, domain names, improvements, trade secrets, designs, drawings, business processes, secret processes and know-how. whether or not patentable or a copyright or trademark, which Executive may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with the Companies, their strategic plans, products, processes, apparatus or business now or hereafter carried on by the Companies (collectively. “Inventions”), shall be fully and promptly disclosed to the Company and shall be the sole and exclusive property of the Companies (as they shall determine) as against Executive or any of Executive’s assignees. Regardless of the status of Executive’s employment by the Company, Executive and Executive’s heirs, assigns and representatives shall promptly assign to the Company any and all right, title and interest in and to such Inventions made during the term of Executive’s employment by the Company or within six months thereafter. Except as set forth on Schedule I to this Agreement, there are no Inventions with respect to any of the Companies conceived of. developed or made by Executive before the date of this Agreement.

Whether during or after Executive’s employment with the Company, Executive further agrees to execute and acknowledge all papers and to do. at the Company’s expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, copyrights, patents, patent applications and other intellectual property rights to the Company, their successors and assigns (as they shall determine). In the event that the Company is unable, after reasonable efforts and, in any event, after ten (10) business days, to secure Executive’s signature on a written assignment to the Company, of any application for letters patent, trademark registration or to any common law or statutory’ copyright or other property right therein, whether because of Executive’s physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Secretary of the Company as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark.

This Agreement does not apply to an Invention that qualifies fully as a non- assignable invention under the provisions of Section 2870 of the California Labor Code. Executive acknowledges that a condition for an Invention to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. Executive has reviewed the notification in Schedule 2 (Limited Exclusion Notification) and agrees that Executive’s signature on this Agreement acknowledges receipt of the notification.

5.    No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, subject to the terms of the Employment Agreement, to discharge Executive at any time for any reason whatsoever, with or without cause.

6.    No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder or under the Employment Agreement.

7.    Remedies.

(a)    In the event of breach or threatened breach by Executive of any provision hereof the Company shall be entitled to (i) temporary, preliminary and permanent injunctive relief and without the posting of any bond or other security, (ii) damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, (iii) recovery of all attorney’s fees and costs incurred by the Companies in obtaining such relief, (iv) cessation of, and repayment by Executive to the Companies of, any severance benefits payable or paid to Executive pursuant to any agreement with the Companies, including pursuant to any employment, stock repurchase, severance or benefit agreement, plan or program of any of the Companies of between Executive and any of the Companies, and (v) any other legal and equitable relief to which either of them may be entitled, including any and all monetary damages which the Companies may incur as a result of said breach or threatened breach. The Companies may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

(b)    The period of lime during which the restrictions set forth in Sections 2 and 3 hereof will be in effect will be extended by the length of lime during which Executive is in breach of the terms of those provisions as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

8.    Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should the Company or Executive determine to later challenge any provision as unclear, unenforceable or inapplicable to any activity, the Company or Executive will first notify each other in writing and meet with a representative of the Company and a neutral mediator (if the Company elects to retain one at their expense) to discuss resolution of any dispute between the parties with respect to such challenge. Executive will provide this notification at least fourteen (14) days before Executive engages in any activity on behalf of a Restricted Business or engages in other activity that could foreseeably fall within a questioned restriction.

9.    Successors and Assigns. This Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and the Company and its successors and assigns, including without limitation any entity to which substantially all of the assets or the business of the Company are sold or transferred. The obligations of Executive are personal to Executive and shall not be assigned by Executive.

10.    Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

11.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and be deemed given when delivered by hand or received by registered or certified mail, postage prepaid, or by nationally reorganized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:

If to the Company, at;

Mirion Technologies. Inc.

3000 Executive Parkway. Suite 222

San Ramon. CA 94583

Attention: General Counsel

Telephone: (925) 543-0800

Facsimile: (925) 543-0808

If to Executive, at:

Brian Schopfer

Telephone: 281-682-1739

12.    Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

13.    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof. however, if any portion of this Agreement is determined to be unenforceable by a court of law, then solely the appropriate conflicting provisions of any other agreement binding upon Executive shall control.

14.    Waiver, etc. The failure of the parties to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the tight of the parties to enforce thereafter each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement by the parties shall be effective unless set forth in a written instrument executed by the party al issue, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Stare of Georgia applicable to contracts made and to be wholly performed therein without reference to conflicts of law principles, except as otherwise provided.

16.    Binding Arbitration.

(a)    Generally. Executive and the Company hereby agree that any controversy or claim arising out of or relating to this Agreement, the employment relationship between Executive and the Company, or the termination thereof, including the arbitrability of any controversy or claim, which cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to arbitration in Atlanta, Georgia, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association, as such procedures and rules may be amended from time to time and modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

(b)    Binding Effect. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award.

(c)    Fees and Expenses. Except as otherwise provided in this Agreement or by law, the arbitrator will be authorized to apportion its fees and expenses as the arbitrator deems appropriate and the Company will bear the fees and expenses of the arbitration but the arbitrator will be authorized to award the prevailing party its fees and expenses (including attorney’s fees), In the absence of such apportionment or award, each party will bear (he fees and expenses of its own attorney.

(d)    Confidentiality. The parties will keep confidential. and will not disclose to any person, except as may he required by law, the existence of any controversy under this Section 16. the referral of any such controversy to arbitration or (he status or resolution thereof. In addition, the confidentiality restrictions set forth in the Confidentiality Agreement shall continue in full force and effect.

(e)    Waiver. Executive acknowledges that arbitration pursuant to this agreement includes all controversies or claims of any kind (e.g., whether in contract or in tort, statutory or common law. legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law, and Executive hereby waives all rights thereunder to have a judicial tribunal and/or a jury determine such claims.

(f)    Acknowledgment. Executive acknowledges that before entering into this Agreement, Executive has had the opportunity to consult with any attorney or other advisor of Executive’s choice, and that this provision constitutes advice from the Companies to do so if Executive chooses. Executive further acknowledges that Executive has entered into this Agreement of Executive’s own free will, and that no promises or representations have been made to Executive by any person to induce Executive to enter into this Agreement other than the express terms set forth herein. Executive further acknowledges that Executive has read this Agreement and understands all of its terms, including the waiver of rights set forth in Section 16(e).

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day written above.

MIRION TECHNOLOGIES, INC.

By:	/s/ Michael Freed
	Name:	Michael Freed
	Title:	Chief Operating Officer

EXECUTIVE

/s/ Brian Schopfer
Brian Schopfer

SIGNATURE PAGE TO CONFIDENTIALITY. NON-INTERFERENCE AND INTELLECTUAL PROPERTY AGREEMENT

Schedule 1

Inventions

PRIOR INVENTIONS

Check one of the following:

☒  NO PRIOR INVENTIONS EXIST.

OR

☐  YES, PRIOR INVENTIONS EXIST AS DESCRIBED BELOW (include basic description of each prior Invention):